UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2021

AKOUSTIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.001 par value	AKTS	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 25, 2021, Akoustis Technologies, Inc. (the “Company”) provided a notice of redemption (the “Redemption Notice”) to the holders of the Company’s outstanding $15,000,000 aggregate principal amount of 6.5% Convertible Senior Secured Notes due 2023 (CUSIP No: 00973N AA0) (the “Notes”) regarding the Company’s exercise of its option to redeem all Notes on March 1, 2021, unless converted as described below, pursuant to the indenture governing the Notes. The Company will pay holders of the Notes that are redeemed a redemption price equal to 100% of the aggregate principal amount of Notes being redeemed, plus accrued and unpaid interest.

Alternatively, holders of the Notes may elect to convert the Notes into shares of common stock of the Company at a conversion rate equal to 200 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of $5.00 per share), as well as an interest make-whole payment with respect to those Notes that are converted. This conversion right will terminate at the close of business on February 26, 2021.

Additional information regarding the terms and conditions of the redemption of the Notes is set forth in the Notice of Redemption, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Notice of Redemption of 6.5% Convertible Senior Secured Notes due 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akoustis Technologies, Inc.

Date: January 25, 2021	By:	/s/ Kenneth E. Boller
	Name:	Kenneth E. Boller
	Title:	Interim Chief Financial Officer

2